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                     STANDARD TERMS AND CONDITIONS OF TRUST


                                      For


                                    FT 4484

                         and certain subsequent Series

                          Effective: November 6, 2013


                                    Between


                          FIRST TRUST PORTFOLIOS L.P.
                                   Depositor

                          THE BANK OF NEW YORK MELLON
                                    Trustee

                           FIRST TRUST ADVISORS L.P.
                                   Evaluator

                           FIRST TRUST ADVISORS L.P.
                              Portfolio Supervisor

                                FTP SERVICES LLC
                           FTPS Unit Servicing Agent



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                               TABLE OF CONTENTS

                                                                            PAGE

PREAMBLE......................................................................1

ARTICLE I      DEFINITIONS................................................... 2

       Section 1.01.    Definitions...........................................2

ARTICLE II     DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST; ISSUANCE OF
                     UNITS; LETTER OF CREDIT; SEPARATE TRUSTS.................5

       Section 2.01.    Deposit of Securities.................................5
       Section 2.02.    Acceptance of Trust...................................9
       Section 2.03.    Issuance of Units; Units Solely in Uncertificated
                              Form; When Units are Deemed Outstanding........10
       Section 2.04.    Letter of Credit.....................................10
       Section 2.05.    Separate Trusts......................................11

ARTICLE III    ADMINISTRATION OF FUND........................................11

       Section 3.01.    Initial Cost.........................................11
       Section 3.02.    Income Account.......................................12
       Section 3.03.    Capital Account......................................12
       Section 3.04.    Reserve Account......................................13
       Section 3.05.    Deductions and Distributions.........................13
       Section 3.06.    Distribution Rates, Annual Statement.................17
       Section 3.07.    Sale of Securities...................................18
       Section 3.08.    Counsel..............................................20
       Section 3.09.    Notice and Sale by Trustee...........................20
       Section 3.10.    Liability of Depositor...............................20
       Section 3.11.    Voting; Notice to Depositor..........................20
       Section 3.12.    Replacement Securities...............................21
       Section 3.13.    Deferred Sales Charge................................23
       Section 3.14.    Creation and Development Fee.........................24
       Section 3.15.    Selection of Brokers or Dealers in Connection with
                              the Acquisition and Disposition of
                              Securities; Foreign Currency Exchange..........24
       Section 3.16.    FTPS Unit Servicing Agent............................25
       Section 3.17.    Regulated Investment Company Election................29
       Section 3.18.    Authority of Depositor to Purchase or Sell
                              Securities for the Account of the Trust........29

ARTICLE IV     EVALUATION OF SECURITIES; COMPENSATION FOR EVALUATION;
                     PORTFOLIO SUPERVISION AND BOOKKEEPING AND
                     ADMINISTRATIVE SERVICES; SUCCESSION.....................30

       Section 4.01.    Evaluation of Securities.............................30
       Section 4.02.    Information for Unit Holders.........................31


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       Section 4.03.    Compensation for Services Provided...................31
       Section 4.04.    Liability of the Evaluator...........................33
       Section 4.05.    Resignation and Removal of Portfolio Supervisor
                              and/or Evaluator and/or Provider of
                              Bookkeeping Services Described in
                              Section 4.03; Successor........................33
       Section 4.06.    Liability of Portfolio Supervisor....................34

ARTICLE V      EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE
                     OR REPLACEMENT OF UNITS.................................34

       Section 5.01.    Trust Evaluation.....................................34
       Section 5.02.    Redemptions by Trustee; Purchases by Depositor.......36
       Section 5.03.    Transfer of Units....................................39
       Section 5.04.    Rollover of Units....................................39

ARTICLE VI     TRUSTEE.......................................................41

       Section 6.01.    General Definition of Trustee's Liabilities,
                              Rights and Duties..............................41
       Section 6.02.    Books, Records and Reports...........................46
       Section 6.03.    Indenture and List of Securities on File.............47
       Section 6.04.    Compensation.........................................47
       Section 6.05.    Removal and Resignation of Trustee; Successor........49
       Section 6.06.    Qualifications of Trustee............................50

ARTICLE VII    RIGHTS OF UNIT HOLDERS........................................50

       Section 7.01.    Beneficiaries of Trust...............................50
       Section 7.02.    Rights, Terms and Conditions.........................50

ARTICLE VIII   ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS................51

       Section 8.01.    Amendments...........................................51
       Section 8.02.    Termination..........................................52
       Section 8.03.    Construction.........................................54
       Section 8.04.    Registration of Units................................54
       Section 8.05.    Written Notice.......................................55
       Section 8.06.    Severability.........................................55
       Section 8.07.    Dissolution of Depositor Not to Terminate............55


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                     STANDARD TERMS AND CONDITIONS OF TRUST

                                      FOR

                                    FT 4484

                             and subsequent Series

                          Effective: November 6, 2013


      These Standard Terms and Conditions of Trust effective November 6, 2013 are executed between First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Trustee, First Trust Advisors L.P., as Evaluator and Portfolio Supervisor and FTP Services LLC, as FTPS Unit Servicing Agent.

                                WITNESSETH THAT:

      In consideration of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator, the Portfolio Supervisor and the FTPS Unit Servicing Agent agree as follows:

                                  INTRODUCTION

      These Standard Terms and Conditions of Trust, effective November 6, 2013, shall be applicable to FT 4484 and all subsequent Series established after the date of effectiveness hereof, as provided in this paragraph. For FT 4484 and all subsequent Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust, effective November 6, 2013, are to be applicable, the Depositor, the Trustee, the Evaluator, the Portfolio Supervisor and, if the Trust Agreement for a Trust identifies the FTPS Unit Servicing Agent as a party thereto, the FTPS Unit Servicing Agent, shall execute a Trust Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective November 6, 2013, and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series and for each Trust in such Series (i) the Securities deposited in trust, (ii) the number of Units delivered by the Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03,
(iii) the fractional undivided interest represented by each Unit, (iv) the Record Dates, (v) the Distribution Dates, (vi) the Mandatory Termination Date,
(vii) the Portfolio Supervisor's, Evaluator's and FTPS Unit Servicing Agent's compensation, if any, (viii) the Trustee's compensation, (ix) the Initial Date of Deposit, (x) the minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 for the purposes of redemption of Units and (xi) the minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02, (xii) unless the Trust Agreement provides that no Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 8.02, the minimum number of Units a Unit holder must own in order to be eligible for such in-kind distribution and
(xiii) when applicable, that Section 5.04 shall apply to the Trust.


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      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator, the Portfolio Supervisor and the FTPS Unit Servicing Agent agree as follows:


                                   ARTICLE I


                                  DEFINITIONS

     Section 1.01. Definitions. Whenever used in the Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

      (1) "Additional Securities" shall mean Securities deposited or purchased pursuant to Section 2.01(b) hereof.

      (2) "Business Day" shall mean any day on which the New York Stock Exchange is open.

      (3) "Contract Obligations" shall mean contracts to purchase Securities (including Additional Securities) which are to be acquired by the Trust, which contracts which have been assigned to the Trustee.

      (4) "Depositor" shall mean First Trust Portfolios L.P. and its successors in interest, or any successor depositor appointed as hereinafter provided.

      (5) "Distribution Date" shall have the meaning assigned to it in the Prospectus.

      (6) "Evaluation Time" shall have the meaning assigned to it in the Prospectus.

      (7) "Evaluator" shall mean First Trust Advisors L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided.

      (8) "FTPS Unit" shall mean Units which are purchased through the Fund/SERV(R) trading system or on a manual basis through the FTPS Unit Servicing Agent or for which FTP Services LLC is acting as FTPS Unit Servicing Agent.

      (9) "FTPS Unit Servicing Agent" shall mean, if a particular Trust has a FTPS Unit Servicing Agent, as evidenced by the FTPS Unit Servicing Agent being a party to the related Trust Agreement, FTP Services LLC or any successor FTPS Unit Servicing Agent appointed as hereinafter provided.

     (10) "Indenture" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular Series.


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     (11) "Initial Date of Deposit" shall have the meaning assigned to it in the
Trust Agreement.

     (12) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     (13) "Mandatory Termination Date" shall be the date so specified in the Trust Agreement.

     (14) "Notice of Deposit of Additional Securities" shall mean an amendment or supplement to the Indenture pursuant to Section 2.01(b) for the purpose of depositing additional Securities in the Trust Fund and issuing additional Units.

     (15) "Organization Expense Period" shall have the meaning assigned to it in
Section 3.01 hereof.

     (16) "Percentage Ratio" shall mean, for each Trust which issues additional Units pursuant to Section 2.03 hereof, the percentage relationship existing on the Initial Date of Deposit between each Security per Unit and all Securities attributable to each Unit. The Percentage Ratio with respect to each Security in a Trust is that percentage derived by dividing the number of shares of such Security included in the initial deposit made pursuant to Section 2.01(a) by the total number of shares of all Securities included in such deposit. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the sale, redemption or liquidation of any of the Securities or the occurrence of a stock dividend, a stock split, merger or a similar event which affects the capital structure of the issuer of the Security.

     (17) "Portfolio Supervisor" shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

     (18) "Prospectus" shall mean the prospectus relating to each Series filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement.

     (19) "Record Date" shall have the meaning assigned to it in the Prospectus.

     (20) "Replacement Security" shall have the meaning assigned to it in
Section 3.12 hereof.

     (21) "Restricted Securities" shall mean those Securities that cannot be sold publicly by the Trustee without registration under the Securities Act of 1933, as amended.

     (22) The term "Rollover Unit holder" shall be defined as set forth in
Section 5.04, herein.

     (23) "Securities" shall mean equity securities of corporations or other entities, U.S. Treasury securities and/or call options deposited in the Trust


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Fund as specified in the Trust Agreement thereof, which Securities are listed in
Schedule A to the Trust Agreement or are Additional Securities deposited in the Trust Fund pursuant to Section 2.01(b) hereof, and Replacement Securities acquired pursuant to Section 3.12 hereof, as may from time to time be construed to be held as part of the Trust Fund.

     (24) "Series" shall mean, collectively, one or more Trusts established under a Trust Agreement.

     (25) "Trust" or "Trusts" shall mean each of the separate trust or trusts created by the Trust Agreement, the Securities constituting the portfolio of which are listed in Schedule A attached to the Trust Agreement.

     (26) "Trust Fund" or "Fund" shall mean the collective Trusts created by the Trust Agreements, which shall consist of Securities held pursuant and subject to the Indenture, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Capital Accounts or otherwise realized from the sale, redemption, liquidation or maturity thereof. Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Trust Fund.

     (27) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

     (28) "Trustee" shall mean The Bank of New York Mellon, or any successor trustee appointed as hereinafter provided.

     (29) "Unit" shall mean each Unit of fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified in the Trust Agreement, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and
(2) decreased by the number of any Units redeemed as provided in Section 5.02 hereof. Whenever reference is made herein to the "interest" of a Unit holder in the Trust or in the Income and Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unit holder.

     (30) "Unit holder" shall mean the registered holder of any Unit, as recorded on the registration books of the Trustee.

     (31) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.04 herein, the term "Rollover Notification Date" shall be defined as set forth in the Prospectus under "Summary of Essential Information."

     (32) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.04 herein, the term "Rollover Distribution" shall be defined as set forth in Section 5.04, herein.


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     (33) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.04 herein, the term "Distribution Agent" shall refer to the Trustee acting in its capacity as distribution agent pursuant to Section
5.04 herein.

     (34) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.04 herein, the term "Special Redemption and Liquidation Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

     (35) Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

     (36) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to the Indenture in its entirety.


                                   ARTICLE II


                  DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
              ISSUANCE OF UNITS; LETTER OF CREDIT; SEPARATE TRUSTS

     Section 2.01. Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee (i) the Securities listed in Schedule A to the Trust Agreement or (ii) Contract Obligations relating to such Securities accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01, IN TRUST, to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedule A which were not actually delivered concurrently with the execution and delivery of the Trust Agreement and which were represented by Contract Obligations to the Trustee within ten calendar days after said execution and delivery (the "Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the letter of credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. If the Depositor does not take the action specified in Section 3.12 within ten calendar days of the end of the Delivery Period, the Trustee shall forthwith distribute pursuant to Section 2.01(d) and Section 3.05(II)(e) the monies held for purchase of Replacement Securities pursuant to Section 3.12.

      (b) (1) From time to time following the Initial Date of Deposit, and in consideration of the issuance of Units pursuant to Section 2.03, the Depositor is hereby authorized, in its discretion, (i) to deposit with the Trustee Additional Securities, (ii) to deposit with the Trustee Contract Obligations relating to such Additional Securities, accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01, (iii) to deliver to the Trustee a list of Additional Securities which the Depositor shall cause to be purchased for the account of the Trust and to deposit with the Trustee cash


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(or a letter of credit in lieu of cash), in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Additional Securities to be purchased, or (iv) to subscribe for Units as specified in paragraph (f) of this Section 2.01 and to deliver to the Trustee Additional Securities, Contract Obligations relating to such Additional Securities or a list of Additional Securities which the Depositor shall cause to be purchased for the account of the Trust accompanied by cash and/or letter(s) of credit as specified in paragraph (f) of this Section 2.01. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of Additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. A Trust's acquisition of Additional Securities by any of the foregoing authorized methods shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee to which shall be annexed a list of the Additional Securities to be deposited or acquired by the Depositor for the account of the Trust, as applicable.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each issue of Additional Securities to be acquired, the Additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of Additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or purchase for the account of the Trust, in lieu thereof, another issue of Securities or Replacement Securities or
(ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities or Replacement Securities whose acquisition is not feasible, which Securities or Replacement Securities the Depositor shall acquire for the account of the Trust when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of Additional Securities in any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22) made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain, to the nearest whole share, the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of Additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the


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Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion. If the Cash amount pursuant to the foregoing calculation is negative, the Trustee shall distribute to the Depositor the amount of such deficit, and may advance funds to the Trust for such purpose, such advance to be repaid and secured in the manner provided in Section 3.05(II)(b).

      (c) In connection with the deposits described in Section 2.01 (a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit (other than a deposit described in Section 2.01(f) in which case cash and/or letters of credit will be delivered on the settlement date), will, deposit cash and/or letter(s) of credit (meeting the conditions set forth in Section 2.04) in an amount sufficient to settle the Contract Obligations (the "Purchase Amount") relating to Securities which are not actually delivered to the Trustee at the time of such deposit, and if the Depositor does not settle such Contract Obligations according to their terms, the Trustee may apply any such cash or cash drawn on any such letter of credit to settle such Contract Obligations. The Trustee may allow the Depositor to substitute for any letter(s) of credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the letter(s) of credit relates. The Trustee shall consent to the reduction in the amount which may be drawn under any letter(s) of credit by the amount of cash so received. The Trustee may deposit such cash or cash drawn on the letter of credit in a non-interest bearing account for the Trust. If any Contract Obligation requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either (i) an amount of such currency sufficient to settle the contract or (ii) a foreign exchange contract, or an instruction (which may be a standing instruction) to the Trustee to enter into a foreign exchange contract, in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a letter of credit in U.S. dollars sufficient to perform such foreign exchange contact.

      (d) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Obligations are not delivered to the Trust in accordance with Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the letter of credit, deposited by the Depositor are not utilized for Section 3.12 purchases of New Securities, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Security was acquired pursuant to Section 3.12, plus all amounts described in the next succeeding two sentences, shall be credited to the Capital Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor


                                     - 7 -
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shall cause to be refunded to each Unit holder his or her pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Trustee that no Replacement Security will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section
3.12. Any amounts remaining from monies drawn on the letter of credit which are not used to purchase New Securities or are not used to provide refunds to Unit holders shall be paid to the Depositor.

      (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository.

      (f) Subject to the requirements set forth in this Section 2.01(f) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows, provided that the Depositor shall concurrently with such subscription enter into contracts for the sale of such Units ("Unit Sale Contracts") with the purchaser's obligations under the Unit Sale Contracts guaranteed by the National Securities Clearing
Corporation:

             (i) As soon as practicable after the Evaluation Time on the Trade Date, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Depositor's intention to subscribe for additional Units, orders for which the Depositor received prior to the Evaluation Time on the Trade Date. The Subscription Notice shall identify the Additional Securities to be acquired (which will be a replication of the then existing portfolio, as specified in the provisions of Section 2.01(b)) and shall either (a) specify the Additional Securities to be deposited by the Depositor on the settlement date for such subscription or (b) specify the Additional Securities which the Depositor will cause to be purchased for the account of the Trust, in accordance with the provisions of subparagraph (1) of
      Section 2.01(b) with an aggregate value as specified in the Subscription Notice. The Depositor hereby assigns to the Trustee, as security for the Depositor's obligations under paragraph (iii) of this Section 2.01(f) all of the Depositor's right, title and interest in and to the Unit Sale Contracts and appoints the Trustee its attorney-in-fact with full authority to deliver Units to the counterparties on behalf of the Depositor against payment and to enforce all of the Depositor's rights thereunder.

            (ii) Promptly following the Evaluation Time on the Trade Date, the Depositor shall, by a Notice of Deposit of Additional Securities, verify with the Trustee the number of additional Units to be created and, for the account of the Trust, enter into contracts for the purchase of the Additional Securities specified in the Subscription Notice as being Additional Securities which the Depositor would cause to be purchased for the account of the Trust.


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            (iii) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units specified in the Subscription Notice, the Depositor shall deposit with the Trustee (a) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or
      (b) cash or a letter of credit in an amount equal to the aggregate value of the Additional Securities specified in the Subscription Notice to be acquired by the Depositor for the account of the Trust, and adding or subtracting the difference between such aggregate value and the product of
      (x) the Unit Value computed pursuant to Section 5.01 for the Business Day preceding the Trade Date times (y) the verified number of additional Units specified in the Subscription Notice.

            (iv) On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash, cash or letter of credit described above, deliver to, or assign in the name of or on the order of, the Depositor, the verified number of additional Units specified in the Subscription Notice.

             (v) In the event the Depositor fails to take such action required by paragraph (iii) above, the Trustee shall, to the extent of funds then held in the Capital Account of the Trust and the proceeds of the Unit Sale Contracts received by the Trustee, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

            (vi) The Trustee shall have no responsibility for any loss or depreciation resulting from the failure of the Depositor to take the actions required by paragraph (iii) above.

      (g) The Trustee shall have no responsibility for the acquisition of Additional Securities (including, without limitation, the selection of broker or the amount of any brokerage commission) other than to arrange for the settlement of purchases when acquired by the Depositor for the account of the Trust from funds delivered by the Depositor or drawn on a letter of credit, as hereinafter provided, and, as applicable, to confirm that the Additional Securities received conform to Contract Obligations deposited by the Depositor or to the list of Additional Securities to be acquired for the account of the Trust.

      (h) If the Prospectus for a Trust provides that such Trust will hold Securities subject to call options, the Trustee shall, as directed by the Depositor, in connection with any deposit of Securities into such Trust made pursuant to this Section 2.01, sell call options and apply the proceeds to the purchase of Securities acquired in connection with such deposit. The Trustee is authorized to pledge Trust Securities as may be required in connection with the Depositor's deposit of Securities subject to call options and in connection with the sale of call options pursuant to the preceding sentence.

     Section 2.02. Acceptance of Trust. The Trustee hereby declares it holds and will hold each Trust as Trustee in trust upon the trusts herein created for the use and benefit of the Unit holders, subject to the terms and conditions of the Indenture.

     Section 2.03. Issuance of Units; Units Solely in Uncertificated Form; When Units are Deemed Outstanding. (a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in Schedule A to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation confirming the ownership of the number of Units specified. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction. The Trustee hereby agrees that on the settlement of a subscription for Units made pursuant to Section 2.01(f) or otherwise on the date of any Notice of Deposit of Additional Securities from the Depositor to the Trustee, it shall acknowledge that the Additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited.

      (b) Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unit holder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unit holder. The only permitted registered holders of Units of a Trust shall be (i) Depository Trust Company (or its nominee, Cede & Co.) or (ii) only if the FTPS Unit Servicing Agent is a party to the Trust Agreement for that Trust, the FTPS Unit Servicing Agent; consequently, individuals who are not holders of FTPS Units must hold their Units through an entity which is a participant in Depository Trust Company. Notwithstanding the foregoing, the Trustee is authorized to, and shall when requested by Depository Trust Company, issue to Depository Trust Company (or its nominee, Cede & Co.), a balance certificate evidencing all Units of a Trust held by Depository Trust Company from time to time, in such form as Depository Trust Company shall specify.

      (c) For purposes of the administration of a Trust, a Unit created by a supplemental deposit pursuant to Section 2.01(b) or by a subscription pursuant to Section 2.01(f) shall be treated as outstanding on the first Business Day following the deposit or subscription, respectively, and a Unit tendered for redemption shall be treated as no longer outstanding on the first Business Day following the Trustee's receipt of the tendered Unit.

     Section 2.04. Letter of Credit. The Trustee shall not accept any letter of credit as an asset of a Trust unless the terms thereof unconditionally allow the Trustee to draw on the full amount available under the letter of credit whenever permitted under Section 2.01 hereof and the stated expiration date of the letter of credit is at least thirty days from the later of the date of deposit of the related Contract Obligations and the date on which Securities or Additional Securities are to be acquired pursuant to Section 2.01(a), 2.01(b) or 2.01(f). On the date of delivery to the Trustee of Securities or Additional Securities whose purchase is secured by a letter of credit, the Trustee is authorized to downpost the amount available under the letter of credit by an amount equal to the purchase price of the Contract Obligations of such Securities or Additional Securities.

     Section 2.05. Separate Trusts. The Trusts created by the Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of one Trust be charged against any other Trust (provided, that the Trustee may allocate expenses affecting more than one Trust among such Trusts in such reasonable manner as it determines). Ownership of an undivided fractional interest in one Trust shall not be exchangeable for ownership of an undivided fractional interest in any other.


                                  ARTICLE III


                             ADMINISTRATION OF FUND

     Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the conclusion of the period of time during which a Trust's organization expenses will be included in the Public Offering Price of Units (the "Organization Expense Period"), as set forth in the Prospectus for a Trust (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the conclusion of the Organization Expense Period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the conclusion of the Organization Expense Period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The Depositor shall instruct the Trustee, for the purpose of reimbursing the Depositor pursuant to this Section, to sell Securities in quantities that maintain, to the extent practicable, the Percentage Ratio. The reimbursement provided for in this Section shall be for the account of the Unit holders of record at the conclusion of the Organization Expense Period and shall not be reflected in the computation of Net Asset Value or Unit Value prior thereto. Subject to the further provisions of this Section, any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the Organization Expense Period, shall not be subject to distribution, or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount of such cash allocable to the Units tendered for redemption. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the costs of a portfolio consultant and licensing fees required for the establishment of the Trust under license agreements which provide for full payment of the licensing fees not later than the conclusion of the Organization Expense Period, if any, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

     Section 3.02. Income Account. The Trustee shall collect the dividends and other cash distributions on the Securities in each Trust which would be treated as dividend (other than capital gain dividends) or interest income under the Internal Revenue Code as such become payable (including all monies which would be so treated representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Obligation for which no Replacement Security has been obtained pursuant to Section 3.12 hereof) and credit such income to a separate account for each Trust to be known as the "Income Account."

      Any non-cash distributions received by a Trust shall be sold to the extent they would be treated as dividend or interest income under the Internal Revenue Code and the proceeds shall be credited to the Income Account. Except as provided in the preceding sentence, non-cash distributions received by a Trust (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) shall be dealt with in the manner described in Section 3.11 hereof, and shall be retained or disposed of by such Trust according to those provisions and the proceeds thereof shall be credited to the Capital Account. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

      All other distributions received by a Trust shall be credited to the Capital Account.

     Section 3.03. Capital Account. All monies received by the Trustee in respect of the Securities, other than amounts credited to the Income Account pursuant to Section 3.02, shall be credited to a separate account to be known as the "Capital Account" (except for monies deposited by the Depositor or received pursuant to draws on the letter of credit for purchase of Securities or Contract Obligations pursuant to Section 2.01, which shall be separately held in trust by the Trustee for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01(d)).

     Section 3.04. Reserve Account. From time to time, the Trustee shall withdraw from the cash on deposit in the Income Account or the Capital Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unit holders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn, or if the Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute same in accordance with Section 8.02(d) to each Unit holder such holder's interest in the Reserve Account.

     Section 3.05. Deductions and Distributions. (I) On or immediately after each Record Date, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04. On or immediately after such Record Date, or at such other time specified in the Trust Agreement, the Trustee shall then with respect to each Trust:

             (a) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

             (b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to First Trust Advisors L.P. the amount that it is entitled to receive pursuant to
      Section 4.03;

             (c) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to counsel, as hereinafter provided for an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor; and

             (d) deduct from the Income account or, to the extent funds are not available in such Account, from the Capital Account and pay to the FTPS Unit Servicing Agent the amount that it is entitled to receive pursuant to
      Section 3.16.

     (II) (a) If the Prospectus for a Trust so provides, the Trustee, as of the "First Settlement Date," as set forth in the section entitled "Summary of Essential Information" in the Prospectus, shall pay to the Depositor, as sole Unit holder of record, the amount of interest accrued to such date on the Securities referenced in the Prospectus which are deposited in the Trust, net of a proportionate amount of Trust expenses attributable to the period between the date of the Trust Agreement and the First Settlement Date. To the extent the funds then held in the Income Account are insufficient to make such distribution, the Trustee shall advance funds to the Trust and shall be entitled to reimbursement, without interest, for such advancements from income received by the Trust before any further distributions shall be made from the Income Account to Unit holders of the Trust. Subsequent distributions shall be made as hereinafter provided.

      On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below in paragraph (b) of this Subsection 3.05
(II)), plus such Unit holder's pro rata share of the balance of the Capital Account (computed as provided below in paragraph (c) of this Subsection 3.05
(II)), provided, however, that if on such Record Date the Capital Account does not contain any proceeds from matured Securities, the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal or exceed $1.00 per 100 Units, except that, notwithstanding any provisions of the Indenture to the contrary, (i) with respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Trustee shall on any Distribution Date distribute the cash available for distribution in the Income and Capital Accounts within the meaning of Treas. Reg. Section 1.671-5(b)(5) if the aggregate amount of such cash available for distribution is equal to or greater than .1% of the net asset value of such Trust on the related Record Date and
(ii) with respect to any Trust which has elected to qualify as a "regulated investment company," the Trustee may make such distributions from the Income and Capital Accounts as may be necessary, as determined by the Trust's independent registered public accounting firm, in order to avoid the imposition of any income or excise taxes on undistributed income in the Trust. With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg.
Section 1.671-5(b)(22), this provision is intended to comply with Treas. Reg.
Section 1.671-5(c)(2)(v)(C) and shall be interpreted consistent therewith and with any successor regulations. With respect to any Trust which has elected to qualify as a "regulated investment company," the Trustee shall have no obligation to make any distributions to avoid the imposition of any income or excise taxes on undistributed income in the Trust unless the Trust's independent registered public accounting firm advises the Trustee that such distributions are necessary, and the Trustee's sole obligation related to avoiding the imposition of any such taxes shall be to comply with the relevant advice of the Trust's independent registered public accounting firm.

      Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee (the "Cash Distribution"); or (2) if provided for in the Prospectus for a Trust, the following reinvestment option (the "Reinvestment Option"):

            The Trustee will, for any Unit holder who provides the Trustee written instruction, properly executed and in a form satisfactory to the Trustee, received by the Trustee no later than its close of business ten Business Days prior to a Record Date, (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third Business Day prior to the following Distribution Date, and at such reduced sales charge as may be described in the Prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital Accounts in the manner provided for the Cash Distribution. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

      Any Unit holder who does not effectively elect the Reinvestment Option shall receive a Cash Distribution.

      (b) (1) Unless the Prospectus for the Trust provides that the Trust will make distributions from the Income Account calculated on the basis of one-twelfth of the annual income of the Trust, for purposes of this Subsection
3.05 (II), the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates.

          (2) If the Prospectus for the Trust provides that the Trust will make distributions from the Income Account calculated on the basis of one-twelfth of the annual income of the Trust, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance of the Income Account calculated as of the prior Record Date, on the basis of one-twelfth of (i) the annual income of the Trust for the ensuing twelve months estimated by reference to the distributions made on the Securities during the preceding calendar quarter (as adjusted for any information with respect to future distributions provided to the Trustee by the Portfolio Supervisor or otherwise actually received by the personnel of the Trustee charged with the administration of the Trust prior to such Record Date) after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates. The Trustee shall advance out of its own funds and deposit in and credit to the Income Account on each Distribution Date, to the extent that there is not sufficient cash in the Income Account, the additional amount, if any, anticipated by the Trustee to be necessary to make the Income Distribution as specified in the preceding sentence; the Trustee shall be entitled to be reimbursed from the Income Account without interest when funds are available therein from income on any of the Securities, including upon the sale of Securities to meet redemptions, for any and all amounts advanced by it pursuant to this paragraph. The Trustee shall be deemed to be the beneficial owner of the income of the Trust to the extent such income is required to reimburse the Trustee for amounts advanced by it pursuant to this paragraph; amounts payable to the Trustee in respect of such advances shall be secured by a lien on the Trust prior to the interests of Unit holders. In the event any issuer of Securities fails to make an anticipated distribution, or there is a disposition of Securities or other event that reduces the net income which will be received from that estimated by the Trustee, the Trustee shall, on the Record Date or Record Dates next following the Trustee's determination that such event has occurred, reduce the amount of the next following distribution or distributions by such amount as will enable the Trustee to recover any advances to the Trust referable to the anticipated receipt of such unrealized income. As determined by the Trust's independent registered public accounting firm, with respect to Trusts which have elected to qualify as "regulated investment companies," the Trustee shall adjust the December distribution from the Interest and Capital Accounts as may be necessary so that Trust distributions during the calendar year equal an amount necessary to avoid paying any regulated investment company excise tax for such year. The Trustee is authorized to reduce the following January distribution by the amount of any such increase. The Trustee shall have no obligation to adjust the December and January distributions pursuant to the preceding two sentences unless the Trust's independent registered public accounting firm advises the Trustee that such adjustments are necessary, and the Trustee's sole obligation related to such adjustments shall be to comply with the relevant advice of the Trust's independent registered public accounting firm.

      (c) On each Distribution Date, the pro-rata share of the Capital Account of each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date for purposes of Section 3.05(ii)(a) shall be an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account after deduction of any amounts provided in Subsection 3.05 (I) (except for monies on deposit therein required to purchase Contract Obligations and, with respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), monies constituting proceeds of pro-rata sales of Trust assets to effect redemptions, which proceeds shall be retained for payment of redemptions) computed as of the close of business on such Record Date.

      (d) The pro-rata amounts to be distributed to each Unit holder pursuant to the other provisions of this Section 3.05(II) shall be that pro rata share of the balance of the Income and Capital Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unit holder. In the computation of each such pro rata share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

      (e) Principal and other income attributable to Contract Obligations which the Depositor shall have declared by written notice to the Trustee to be Failed Contract Obligations for which Replacement Securities are not to be substituted pursuant to Section 3.12 hereof shall be distributed to Unit holders of record as of the close of business on the Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Trustee or at such earlier time in such manner as the Trustee in its sole discretion deems to be in the best interest of Unit holders.

      (f) For the purpose of distributions as herein provided, the Unit holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unit holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unit holders by means of one check, draft, wire or other payment means provided that the Trustee has disseminated the relevant distribution rates as provided in Section 3.06 hereof.

     Section 3.06. Distribution Rates, Annual Statement. On the Record Date for a distribution from the Income or Capital Accounts of a Trust, the Trustee shall provide the Depository Trust Company, and the FTPS Unit Servicing Agent with respect to FTPS Units, if any, with the dollar amount per Unit distributed from each account. Within a reasonable period of time after the last Business Day of each calendar year, the Trustee shall prepare a statement to be distributed to Unit holders by the entity through which a Unit holder holds Units setting forth, with respect to such calendar year and with respect to such Trust:

            (A) as to the Income Account:

                   (1) the amount of income received or accrued on the
            Securities (including amounts received as a portion of the proceeds of any disposition of Securities);

                   (2) the amounts paid from the Income Account for purchases of
            Securities pursuant to Section 3.12 and for redemptions pursuant to
            Section 5.02;

                   (3) the deductions from the Income Account for payment into the Reserve Account;

                   (4) the deductions for applicable taxes and fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the FTPS Unit Servicing Agent, counsel, auditors and any expenses paid by the Trust pursuant to Section 3.05;

                   (5) the amounts reserved for purchases of Contract
            Obligations or for purchases made pursuant to Section 3.12; and

                   (6) the balance remaining after such distributions and
            deductions, expressed both as a total dollar amount and as a dollar amount per 100 Units outstanding on the last Business Day of such calendar year;

            (B) as to the Capital Account:

                   (1) the date of principal payments and prepayments due to the sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, separately stating amounts attributable to short-term capital gains, excluding any portion thereof credited to the Income Account;

                   (2) the deductions from the Capital Account, if any, for
            payment of applicable taxes and fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the FTPS Unit Servicing Agent, counsel, auditors and any expenses paid by the Trust under
            Section 3.05;

                   (3) the amount paid for purchases of Securities pursuant to
            Section 3.12 and for redemptions pursuant to Section 5.02;

                   (4) the deductions from the Capital Account for payments into the Reserve Account;

                   (5) the amounts reserved for purchases of Contract
            Obligations or for purchases made pursuant to Section 3.12; and

                   (6) the balance remaining after such distributions and
            deductions, expressed both as a total dollar amount and as a dollar amount per 100 Units outstanding on the last Business Day of such calendar year; and

            (C) the following information:

                   (1) a list of Securities as of the last Business Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

                   (2) the number of Units outstanding on the last Business Day of such calendar year;

                   (3) the Unit Value as defined in Section 5.01 based on the last Trust Fund Evaluation pursuant to Section 5.01 made during such calendar year; and

                   (4) the amounts actually distributed or which are otherwise attributable to Unit holders during such calendar year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per 100 Units outstanding on the Record Dates for such distributions and the status of such distributions for federal income tax purposes.

With respect to any trust which has elected to be taxed as a regulated investment company, amounts distributable from the Income Account upon termination of the trust pursuant to Section 8.02 shall be treated as transferred to the Principal Account and included in the dollar amount reported as distributed from the Principal Account for all purposes of this Section 3.06.

     Section 3.07. Sale of Securities. If necessary, in order to maintain the sound investment character of a Trust, the Depositor shall direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined with the advice of the Portfolio Supervisor, if appropriate, that any one or more of the following conditions exist:

             (a) that there has been a default on any of the Securities in the payment of dividends, after declared and when due and payable;

             (b) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any legal question or impediment affecting such Securities or the payment of dividends from the same;

             (c) that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends from such Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

             (d) that there has been a default in the payment of principal of, or dividends, income or premium, if any, on any other outstanding obligations of the issuer of such Securities;

             (e) that the price of any such Securities had declined to such an extent or other such credit factors exist so that in the opinion of the Depositor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust Fund and to the interest of the Unit holders;

             (f) that all of the Securities in the Trust's portfolio will be sold pursuant to termination of the Trust pursuant to Section 8.02 hereof;

             (g) that such sale is required due to Units tendered for redemption;

             (h) in the case of a Trust which has elected to qualify as a "regulated investment company," that the sale of Securities is necessary or advisable: (i) in order to maintain the qualification of the Trust as such; or (ii) to provide funds to make any distribution from such a Trust for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust;

             (i) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Depositor the sale or tender of the Security is in the best interest of the Unit holders;

             (j) that as a result of the ownership of the Security, the Trust or its Unit holders would be a direct or indirect shareholder of a passive foreign investment company as defined in Section 1297(a) of the Internal Revenue Code; and

             (k) that such sale is necessary for the Trust to comply with such federal and/or state securities laws, regulations and/or regulatory actions and interpretations which may be in effect from time to time.

      Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee, brokerage charges, taxes or other governmental charges connected with such sale or liquidation, shall deposit such net proceeds in the Capital Account.

      If a Trust contains Securities that are subject to written call options, to the extent that, prior to the expiration of such call options, such Securities (a) are sold for the purpose of funding the Capital Account for redemption of Units tendered for redemption or (b) are otherwise sold pursuant to the Indenture the Trustee shall, as directed by the Depositor, purchase call options of the same type, thereby offsetting the obligation under the call option.

      The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale, or purchase of a call option, made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities, or purchase any call option, under this Section 3.07 except to the extent otherwise required by Section 3.09 of the Indenture.

     Section 3.08. Counsel. The Depositor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any advice as to whether any Securities constitute Restricted Securities and any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Trustee, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Trustee from the Income Account and Capital Account as provided for in Section 3.05(I)(c) hereof.

     Section 3.09. Notice and Sale by Trustee. If at any time the principal stated value or par value of or income from any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

     Section 3.10. Liability of Depositor. The Depositor shall be under no liability to the Unit holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to the Indenture and in furtherance of its duties.

     Section 3.11. Voting; Notice to Depositor. Subject to the following paragraph, in the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to cause the Securities to be voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust. The Trustee may employ an agent to cause the Securities to be voted as provided in the preceding sentence and the cost of such agent shall be an expense reimbursable to the Trustee from the Income or Capital Accounts as provided in
Section 6.04.

      With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. With respect to any Trust which intends to qualify as a regulated investment company, as set forth in the Prospectus for such Trust, in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee will, at the direction of the Depositor, vote for or against any offer for new or exchanged securities or property in exchange for a Trust Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

      Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

      Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor.

     Section 3.12. Replacement Securities. In the event that any contract to purchase any Contract Obligation is not consummated in accordance with its terms (a "Failed Contract Obligation"), the Depositor may instruct the Trustee in writing to (i) purchase a replacement security as defined herein which has been selected by the Depositor (the "Replacement Security") or (ii) refrain from purchasing a Replacement Security and distribute the monies held for purchasing such a Replacement Security pursuant to Section 2.01. Purchases of Replacement Securities (the "New Securities") will be made subject to the conditions set forth below:

             (a) With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the New Securities shall be of an issue of Securities originally selected for deposit in that Series of the Trust, and with respect to any Trust which intends to qualify as a regulated investment company, as set forth in the Prospectus for such Trust, the New Securities shall be Securities of an issue of Securities originally selected for deposit in that Series of the Trust or securities which the Depositor determines to be similar in character to the Securities originally selected for deposit;

             (b) The purchase of the New Securities shall not adversely affect the federal income tax status of the Trust;

             (c) The purchase price of the New Securities shall not exceed the total amount of cash deposited, or the amount drawn with respect to the Failed Contract Obligation pursuant to Section 2.01(a) under the letter of credit deposited, by the Depositor at the time of the deposit of the Failed Contract Obligation;

             (d) The written instructions of the Depositor shall (i) identify the New Securities to be purchased and (ii) state that the contract to purchase, if any, to be entered into by the Trustee is satisfactory in form and substance; and

             (e) The New Securities shall be purchased within thirty days after the deposit of the Failed Contract Obligation.

      Upon satisfaction of the foregoing conditions with respect to any New Securities, which shall be certified by the Depositor in the written instruction to the Trustee identifying the New Securities, the Trustee shall enter into the contract to purchase such New Securities and take all steps reasonably necessary to complete the purchase thereof. Whenever a New Security is acquired by the Trustee pursuant to the provisions of this Section, the Trustee will, as agent for the Depositor, not later than five days after such acquisition, deliver or mail to each Unit holder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired and shall include such information in the Annual Statement specified in Section
3.06. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts drawn with respect to the Failed Contract Obligation pursuant to Section 2.01(a) under the letter of credit deposited, by the Depositor at the time of the deposit of the Failed Contract Obligation. In the event the Trustee shall not consummate any purchase of New Securities pursuant to this Section 3.12, funds held for such purchase shall be distributed in accordance with Section 2.01(d) and Section 3.05(II)(e). Any excess of the purchase price of a Failed Contract Obligation over the purchase price of its corresponding Replacement Security shall be refunded to the Depositor. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.12. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Securities, nor shall the Trustee or Depositor be liable for errors of judgment in respect to this Section 3.12; provided, however, that this provision shall not protect the Depositor or the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     Section 3.13. Deferred Sales Charge. If the Prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus and, except for situations in which the Trust Fund Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than those set forth in
Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02, which amount, except for situations in which the Trust Fund Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, shall be reduced by the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders. If the related Prospectus provides that the deferred sales charge shall accrue on a daily basis, the "unpaid portion of the deferred sales charge" as used in this paragraph shall mean the accrued and unpaid deferred sales charge as of the date of redemption or termination, as appropriate. The Depositor represents that the price paid by any Unit holder for Units acquired through reinvestment of Trust distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of the purchase to off set any subsequent collection by the Depositor of deferred sales charge in respect of the Units so acquired. To the extent permitted by applicable law and regulatory authorization, unpaid portions of the deferred sales charge shall be secured by a lien on the Trust in favor of the

Depositor, provided that such lien shall be subordinate to any lien in favor of the Trustee granted by the Indenture. To the extent of the Depositor's lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.

     Section 3.14. Creation and Development Fee. If the Prospectus related to the Trust specifies a creation and development fee, the Trustee shall, at the conclusion of the initial offering period for a Trust, as certified by the Depositor to the Trustee, withdraw from the Capital Account, an amount equal to the entire creation and development fee and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The payment provided for in this section shall be for the account of Unit holders of record at the conclusion of the initial offering period and shall have no effect on the net asset value of Trust Units prior to such date. If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the creation and development fee shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to Section 6.01(g), the Depositor agrees to reimburse Unit holders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unit holders. The Depositor agrees to reimburse the Trust and any Unit holder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

     Section 3.15. Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Foreign Currency Exchange.

      (a) In acquiring or disposing of Securities, including without limitation Additional Securities and New Securities, the Trustee (or the Depositor, if the Depositor is acquiring or disposing of Securities for the account of the Trust) shall direct transactions to such brokers or dealers as the Depositor selects or, if the Depositor fails so to direct, to such brokers or dealers from whom the Trustee expects to obtain the most favorable execution of orders. The Depositor or an affiliate of the Depositor or of the Trustee may act as broker. If the Depositor acts as broker, it shall be entitled to compensation in accordance with applicable law and regulations. Any affiliate of the Trustee acting as broker shall receive such compensation as may be agreed upon with the

Depositor (or, if selected by the Trustee, at market commission rates, concessions or markups), without reduction of the compensation payable to the Trustee for its services as such.

      (b) When selling Securities which customarily trade in a foreign currency for the account of the Trust, the Depositor shall either enter into sale transactions which settle in U.S. dollars or, concurrently with the contract of the sale for the Security, enter into a foreign exchange contract for the conversion of the foreign currency received on the sale to U.S. dollars (the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security) such that the sale proceeds are delivered to the Trustee in U.S. dollars. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof, the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from any foreign exchange transaction made by the Depositor or pursuant to the Depositor's instruction in connection with the Indenture. Any foreign exchange transaction effected by the Trustee in connection with the Indenture may be entered into with the Trustee or an affiliate of the Trustee acting as principal or otherwise through customary banking channels, upon such terms, and for such compensation, as the Depositor and the Trustee or its affiliate may agree upon. Any compensation paid to the Trustee or its affiliate for such services shall not reduce the compensation payable to the Trustee for its services as such. The Depositor may issue a standing instruction with respect to foreign exchange transactions; however, the foreign exchange counterparty, which may be an affiliate of the Trustee, or its affiliate, will establish terms of trading in connection with any standing instruction facility. The Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

     Section 3.16. FTPS Unit Servicing Agent. If the Trust Agreement for a Trust identifies the FTPS Unit Servicing Agent as a party thereto, then FTP Services LLC shall act as FTPS Unit Servicing Agent and shall act as record keeper, shareholder servicing agent and distribution agent for FTPS Units. Except to the extent the Indenture explicitly provides otherwise, the Trustee may treat the FTPS Unit Servicing Agent as the absolute owner of the FTPS Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to the FTPS Units and (b) the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of the FTPS Units maintained by the FTPS Unit Servicing Agent (ii) the delivery to any beneficial owner of FTPS Units (other than the FTPS Unit Servicing Agent) of any report or any notice of redemption, tender or any other matter related to such FTPS Units, (iii) the payment or distribution to any beneficial owner of any FTPS Units (other than the FTPS Unit Servicing Agent) of any amount payable or other property distributable with respect to such FTPS Units, (iv) the failure of the FTPS Unit Servicing Agent to effect any transfer of FTPS Units or (v) any other act or omission of the FTPS Unit Servicing Agent.

      (a) The FTPS Unit Servicing Agent shall perform all of the duties with respect to recordkeeping of FTPS Units and FTPS Unit holders, distributions, redemption of FTPS Units and communications to and with FTPS Unit holders listed below.

             (1) The FTPS Unit Servicing Agent shall keep proper books of record and account of all of the transactions in the FTPS Units of each Trust under the Indenture at its company office, including a record of the name and address of, and the FTPS Units issued by each Trust and held by, every FTPS Unit holder, and such books and records of each Trust shall be made available to the Trustee and the Depositor promptly upon request and open to inspection by any FTPS Unit holder of such Trust, with respect to such FTPS Unit holder's transactions, at all reasonable times during usual business hours. Without limiting the foregoing, the FTPS Unit Servicing Agent shall make any records or documents described in Reg. 270.31(a)-1 under the Investment Company Act of 1940 available promptly to the Trustee and the Depositor upon request during usual business hours and will preserve such records and documents for the periods prescribed in Reg. 270.31(a)-2 thereunder.

             (2) The FTPS Unit Servicing Agent shall distribute on or shortly after the Distribution Dates specified in the Trust Agreement to each FTPS Unit holder of record on its books on the Record Date for each such Distribution Date specified in the Trust Agreement such FTPS Unit holder's distribution as computed under the Indenture.

             (3) In connection with such distributions set forth above, the FTPS Unit Servicing Agent shall make available on a quarterly basis to FTPS Unit holders of record on its books the dates and amounts of each such distribution. The content and frequency of such notifications shall in no respect be less detailed or frequent than that specified in Section 3.06 of the Indenture.

             (4) The FTPS Unit Servicing Agent shall transmit to each FTPS Unit holder of record any notice or other communication received from the Trustee and shall be solely responsible for soliciting and transmitting to the Trustee any notice required from FTPS Unit holders.

             (5) The FTPS Unit Servicing Agent shall be solely responsible for all tax and cost-basis reporting, and the accuracy thereof, required by applicable law and regulations with respect to holders of FTPS Units. While acting in such capacity, the FTPS Unit Servicing Agent shall maintain such information required to report tax and cost-basis information to the FTPS Unit holders, including, but not limited to, the name, address, tax identification number, and number of FTPS Units held by each FTPS Unit holder. The Trustee shall be indemnified in accordance with
      Section 6.04 of the Indenture against any loss or liability, including any penalty or other charge imposed by any taxing authority in respect of the tax and cost-basis reporting made by the FTPS Unit Servicing Agent.

             (6) The FTPS Unit Servicing Agent shall be responsible for all tax reporting required from time to time by applicable law and regulations with respect to holders of FTPS Units.

             (7) The FTPS Unit Servicing Agent shall distribute to redeeming FTPS Unit holders of record on its books redemption proceeds it receives pursuant to Section 5.02 of the Indenture from the Trustee as the sole record owner of FTPS Units on the Trustee's books.

             (8) The FTPS Unit Servicing Agent shall distribute to FTPS Unit holders of record on its books a pro rata portion of termination proceeds it receives pursuant to Section 8.02 of the Indenture from the Trustee as the sole record owner of FTPS Units on the Trustee's books.

             (9) In connection with the termination distributions set forth above, the FTPS Unit Servicing Agent shall furnish a transaction notification to each FTPS Unit holder of record on its books, which shall include the information specified in Section 8.02 of the Indenture.

            (10) As requested by the Depositor and/or the Trustee, the FTPS Unit Servicing Agent shall perform such other functions which, from time to time, are agreed upon by the parties hereto and which may give rise to additional fees.

      (b) As compensation for providing the services set forth herein, of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services performed by the Trustee with respect to FTPS Units, FTP Services LLC shall receive monthly or annually, in arrears, an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust. During the initial offering period, as determined in Section 4.01 of the Indenture, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year during which the initial offering period ends, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the initial offering period. In each instance, such annual fee shall be prorated for any calendar year in which FTP Services LLC provides services described herein during less than the whole of such year. For Trusts no longer in the initial offering period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by FTP Services LLC for rendering the services described in this
Section 3.16 and First Trust Advisors, L.P. for rendering the services described in Section 4.03 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to FTP Services LLC and First Trust Advisors, L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted by the Depositor provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from FTP Services LLC, which shall constitute the representation by FTP Services LLC that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by FTP Services LLC of providing FTPS Unit shareholder servicing hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05 of the Indenture.

      If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.16, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16.

      All moneys payable to the FTPS Unit Servicing Agent pursuant to this
Section 3.16 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the Indenture.

      (c) The FTPS Unit Servicing Agent shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, pursuant to the Indenture, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the FTPS Unit Servicing Agent shall not in any event be liable or responsible for any evaluation made by the Evaluator.

      (d) Except as the context otherwise requires, the FTPS Unit Servicing Agent shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.

      (e) The FTPS Unit Servicing Agent shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the operations of the Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including without limitation any loss, liability or expense incurred in acting pursuant to written directions to the FTPS Unit Servicing Agent given by the Trustee or Depositor from time to time in accordance with the provisions of the Indenture or in undertaking actions from time to time which the FTPS Unit Servicing Agent deems necessary in its discretion to protect the Trust and the rights and interests of the FTPS Unit holders pursuant to the terms of the Indenture.

      (f) The FTPS Unit Servicing Agent shall conduct its operations in a manner that is compatible with the current operational procedures and requirements of the Trustee (including, without limiting the foregoing, the provision and receipt of data in such format and meeting such technical requirements as the Trustee may specify) and shall exercise its best efforts to accommodate any changes in the operational procedures and requirements which the Trustee may make upon prior notice to the FTPS Unit Servicing Agent. The Depositor acknowledges and agrees that the default of the FTPS Unit Servicing Agent in its obligations under this paragraph, or the performance by the FTPS Unit Servicing

Agent of its obligations in a manner which shall adversely affect the Trustee's performance of its duties, shall be a sufficient grounds for the Trustee to remove the FTPS Unit Servicing Agent pursuant to Section 3.16(d) and Section 4.05.

      (g) As used in this Section 3.16, "FTPS Unit holder," when referring to the records of the Trustee, shall mean the FTPS Unit Servicing Agent and, when referring to the records to be maintained by the FTPS Unit Servicing Agent, shall mean each owner of a FTPS Unit identified on the records of the FTPS Unit Servicing Agent.

     (h) In the event the FTPS Unit Servicing Agent ceases to provide the services contemplated by this Section 3.16, the FTPS Unit holders shall be required to cause their Units to be transferred to an account maintained with a participant or indirect participant of Depository Trust Company and to cause the Units to be registered to Depository Trust Company (or its nominee, Cede & Co.), which, pursuant to Section 3.01(b) will then be the only permitted registered holder of Units. Units of FTPS Unit holders which have not been so registered within 90 days following the mailing of the notice provided by the following sentence shall be redeemed and the redemption proceeds shall be paid by check mailed to the FTPS Unit holder at the address of such Unit holder on the records maintained by FTPS Unit Servicing Agent, provided, however that proceeds of redemption of Units that are held in custody by the FTPS Unit Servicing Agent for an individual retirement plan within the meaning of Section 7701(a)(37) of the Internal Revenue Code of 1986, as amended, a tax-deferred annuity, tax-qualified plan maintained by a self-employed individual, or any other similar tax-deferred retirement arrangement or account (each a "tax-deferred account") shall, instead of being paid to the FTPS Unit holder, be excheated to the last-known State of residence of the owner of the tax-deferred account. At least 90 days prior to ceasing to provide services contemplated by this Section 3.16, the FTPS Unit Servicing Agent shall mail a notice to each FTPS Unit holder of this requirement at the address of such Unit holder on the records maintained by FTPS Unit Servicing Agent. If the FTPS Servicing Agent shall be unable to provide such notice, the Trustee shall cause the notice to mailed to the FTPS Unit holders at the address appearing in the records maintained by FTPS Unit Servicing Agent.

     Section 3.17. Regulated Investment Company Election. If the Prospectus for a Trust identifies the Trust as a regulated investment company, then such Trust elects to be treated and to qualify as a "regulated investment company" as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

Section 3.18. Authority of Depositor to Purchase or Sell Securities for the Account of the Trust. Whenever in the Indenture it is provided that the Trustee shall purchase or sell Securities, the Depositor is authorized to, and shall, purchase or sell the Securities for the account of the Trust, and the Trustee shall purchase or sell Securities only in the event the Depositor fails to do so. The Trustee shall have no responsibility or liability for any purchase or sale of Securities made by the Depositor.

                                   ARTICLE IV


             EVALUATION OF SECURITIES; COMPENSATION FOR EVALUATION;
                   PORTFOLIO SUPERVISION AND BOOKKEEPING AND
                      ADMINISTRATIVE SERVICES; SUCCESSION

     Section 4.01. Evaluation of Securities. (a) First Trust Advisors L.P., acting in its capacity as Evaluator, shall determine separately, and shall promptly furnish to the Trustee, and the Depositor and the FTPS Unit Servicing Agent upon request, the value of each issue of Securities (including Contract Obligations) (the "Evaluation") as of the Evaluation Time (i) on each Business Day during the period in which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Fund Evaluation is to be made pursuant to Section 5.01 or which is requested by the Depositor, the FTPS Unit Servicing Agent or the Trustee. As part of the Trust Evaluation, on the Initial Date of Deposit the Evaluator shall determine separately and promptly furnish to the Trustee, and to the Depositor and FTPS Unit Servicing Agent upon request, the Evaluation of each issue of Securities initially deposited in the Trust. The Evaluator's determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in Schedule A attached to the Trust Agreement.

      (b) During the initial offering period, namely, from the date of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the Units to and including the day which is designated in writing by the Depositor to the Trustee and Evaluator as the conclusion of such period, such Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor ("Primary Exchange"), which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as the basis for evaluation). In the event a closing sale price on the Primary Exchange is not published, the Evaluation will be based on the last trade price on the Primary Exchange. If no trades occur on the Primary Exchange for a specific trade date, the Evaluation will be based on the closing sale price from, in the opinion of the Evaluator, an appropriate secondary exchange, if any. If no trades occur on the Primary Exchange or any appropriate secondary exchange on a specific trade date, the Evaluator will determine the Evaluation using the best information available to the Evaluator, which may include the prior day's evaluated price. If the Security is an American Depositary Receipt ("ADR"), Global Depositary Receipt ("GDR") or other similar security in which no trade occurs on the Primary Exchange or any appropriate secondary exchange on a specific trade date, the Evaluation will be based on evaluated price of the underlying security, determined as set forth above, after applying the appropriate ADR/GDR ratio, the exchange rate and such other information which the Evaluator deems appropriate. For purposes of valuing Securities traded on The Nasdaq Stock Market, closing sale price shall mean the Nasdaq Official Closing Price ("NOCP") as determined by Nasdaq. If the Securities are not so listed or, if so listed and the principal market therefor is other than on the Primary Exchange or any appropriate secondary exchange, the Evaluation shall generally be based on the current ask price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation). If current ask prices are unavailable, the evaluation is generally determined
(a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market, or (c) any combination of the above. The Evaluation of call options written by a Trust, however, shall be based on current bid prices. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current exchange rates, unless the Security is in the form of an ADR or GDR, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for ADR or GDR (unless the Evaluator deems such prices inappropriate as a basis for evaluation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation Time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee, the FTPS Unit Servicing Agent and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities. If the Evaluator deems a price determined as set forth above to be inappropriate as the basis for evaluation, the Evaluator shall use such other information available to the Evaluator which it deems appropriate as the basis for determining the Evaluation.

      (c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by
Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any), the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange or The NASDAQ Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Securities on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation). The Evaluation of call options written by a Trust, however, shall be based on current ask prices. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs) and any capital gains or other taxes which would be paid by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

     Section 4.02. Information for Unit Holders. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, First Trust Advisors L.P., acting in its capacity as Evaluator, shall make available to the Trustee (or the FTPS Unit Servicing Agent with respect to FTPS Units) and the Trustee (or the FTPS Unit Servicing Agent with respect to FTPS Units) shall transmit to any Unit holder upon request any determinations made by the Evaluator pursuant to Section 4.01.

     Section 4.03. Compensation for Services Provided. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services to the Trust of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust. During the initial offering period, as determined in Section 4.01 of the Indenture, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the initial offering period. In each instance, such annual fee shall be pro rated for any calendar year in which First Trust Advisors L.P. provides services described herein during less than the whole of such year. For Trusts no longer in the initial offering period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by First Trust Advisors L.P. for rendering the services described in this Section 4.03 and FTP Services LLC for rendering the services described in Section 3.16 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. and FTP Services LLC of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, evaluation and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts in accordance with Section 3.05.

      If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.03, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03.

      Any moneys payable to First Trust Advisors L.P. pursuant to this Section
4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the Indenture.

      The Portfolio Supervisor may employ one or more sub-Portfolio Supervisors to assist in performing the services set forth in this Section 4.03. The Portfolio Supervisor shall not be answerable for the default of any such sub-Portfolio Supervisors if such sub-Portfolio Supervisors shall have been selected with reasonable care, provided, however, that the Portfolio Supervisor will indemnify and hold the Trust harmless from and against any loss occurring as a result of a sub-Portfolio Supervisor's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing supervisory duties. The fees and expenses charged by such sub-Portfolio Supervisors shall be paid by the Portfolio Supervisor out of proceeds received by the Portfolio Supervisor in accordance with this Section 4.03.

     Section 4.04. Liability of the Evaluator. The Trustee, the FTPS Unit Servicing Agent, Depositor and the Unit holders may rely on any Evaluation furnished by First Trust Advisors L.P., acting in its capacity as Evaluator, and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the FTPS Unit Servicing Agent, Depositor or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     Section 4.05. Resignation and Removal of Portfolio Supervisor and/or Evaluator and/or Provider of Bookkeeping Services Described in Section 4.03; Successor. (a) First Trust Advisors L.P. and any successor appointed as hereafter provided, in its capacity as Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping services described in Section 4.03, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor or the Trustee may remove the Evaluator and/or Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon thirty days' written notice and appoint a successor to act in the capacity to which the removed applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as First Trust Portfolios L.P. is acting as Depositor, the Trustee shall have no power to remove any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record.

      (b) Any successor evaluator and/or successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 4.03, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of the Indenture.

      (c) In case at any time the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall resign and no successor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

      (d) Any corporation into which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section
4.03 hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder shall be a party, shall be the successor under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation.

      (e) Any resignation or removal of the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall become effective upon acceptance of appointment by the successor as provided in subsection (b) hereof.

     Section 4.06. Liability of Portfolio Supervisor. The Portfolio Supervisor shall be under no liability to the Unit holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.


                                   ARTICLE V


           EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR
                              REPLACEMENT OF UNITS

     Section 5.01. Trust Evaluation. As of the Evaluation Time (i) on the last Business Day of each year, (ii) on the day on which any Unit is tendered for redemption and (iii) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (1) all monies on deposit in the Trust (excluding (a) cash, cash equivalents or letters of credit deposited pursuant to Section 2.01 hereof for the purchase of Securities or Contract Obligations, unless such cash or letters of credit have been deposited in the Income and Capital Accounts because of failure to apply such monies to the purchase of Securities or Contract Obligations pursuant to the provisions of Sections 2.01,

3.02 and 3.03 hereof and excluding (b) monies credited to the Reserve Account pursuant to Section 3.04 hereof); plus (2) the aggregate Evaluation of all Securities (including Contract Obligations) on deposit in the Trust as is determined by the Evaluator (such Evaluation to be made on the basis of the aggregate underlying value of the Securities as determined in Section 4.01(b) for the purpose of computing redemption value of Units as set forth in Section
5.02 hereof); plus (3) all other income from the Securities (including dividends receivable on the Securities trading ex-dividend as of the date of such valuation) as of the close of business on the date of such Evaluation together with all other assets of the Trust. For each such Evaluation there shall be deducted from the sum of the above: (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account; (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the FTPS Unit Servicing Agent, the Depositor and its counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of Evaluation; (iii) commencing with the first Business Day following the expiration of the Organization Expense Period, amounts representing unpaid accrued organization costs; (iv) if the Prospectus for a Trust provides that the creation and development fee, if any, accrues on a daily basis, amounts representing unpaid accrued creation and development fees;
(v) if the Prospectus for a Trust provides that the deferred sales charge shall accrue on a daily basis, amounts representing unpaid accrued deferred sales charge; and (vi) any monies identified by the Trustee, as of the date of the Evaluation, as held for distribution to Unit holders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date. The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the conclusion of the Organization Expense Period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof. Amounts receivable by the Trust in a foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to
Section 4.01.

      For each day on which the Trustee shall make a Trust Fund Evaluation it shall also determine the "Unit Value" for such day, which shall equal such Trust Fund Evaluation divided by the number of Units outstanding on such day.

      The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. ("NASDAQ") Mutual Fund Quotation Service ("MFQS") a unit investment trust ticker symbol for a Trust and to contract with NASDAQ for the dissemination of the Trust Fund Evaluation computed by the Trustee pursuant to Section 5.01 of the Indenture through the MFQS, provided, however, that no such contract shall affect the Trustee's duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Fund Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Fund Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Fund Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

     Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered by means of an appropriate request for redemption in a form approved by the Trustee shall be paid by the Trustee on the third Business Day following the day on which tender for redemption is made in proper form (being herein called the "Settlement Date"). Subject to the next succeeding paragraph and subject to payment by such Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"). Units received for redemption by the Trustee on any Business Day after the Evaluation Time or on any day that is not a Business Day will be held by the Trustee until the next Business Day and will be deemed to have been tendered on such Business Day for redemption at the Redemption Value computed on that Business Day.

      The portion of the Redemption Value which represents income shall be withdrawn from the Income Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Income Account, if any, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose. In the event that either: (i) funds are withdrawn from the Capital Account and are applied to the payment of income upon any redemption of Units; or (ii) Securities are sold for the payment of the Redemption Value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Capital Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Income Account for such purpose. Subject to the following provisions of this Section 5.02, if such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Portfolio Supervisor in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Capital Account for purposes of such redemption, subject to any limitations as to the minimum amount of Securities to be sold specified in the Trust Agreement.

      Subject to the restrictions set forth in the Trust Agreement and Prospectus of a Trust, Unit holders of a Trust who redeem that minimum number of Units of a Trust set forth in Part II of the Trust Agreement may request a distribution in-kind of (i) such Unit holder's pro rata portion of each of the Securities listed on a U.S. securities exchange ("U.S. listed securities") in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the non U.S. listed Securities and Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Capital Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 5.04 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in-kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in-kind will be reduced by customary transfer and registration charges.

      The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Value for more than seven calendar days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

      Not later than the Evaluation Time on the day of tender of any Units for redemption by a Unit holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit(s) by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the Evaluation Time on the day on which such Unit(s) were tendered for redemption, provided that the Depositor shall not have the right to purchase Units for which the redeeming Unit holder is entitled to receive, and has duly elected to receive, a distribution in-kind. Such purchase shall be made by payment by the Depositor to the Unit holder on the Settlement Date of an amount not less than the Redemption Value which would otherwise be payable by the Trustee to such Unit holder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Trustee for redemption but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

      Any Unit or Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the Unit Investment Trust office of the Trustee in the manner provided in the first paragraph of this
Section 5.02.

      Notwithstanding the foregoing provisions of this Section 5.02, but subject to the further provisions of this paragraph, the Trustee (or the FTPS Unit Servicing Agent in the case of FTPS Units) is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Trustee (or the FTPS Unit Servicing Agent in the case of FTPS Units) for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units, to sell Units in the over-the-counter market through any broker-dealer of its choice for the account of the tendering Unit holder at prices which will return to the Unit holder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Value which such Unit holder would otherwise be entitled to receive on redemption pursuant to this
Section 5.02. Neither the Trustee nor the FTPS Unit Servicing Agent shall sell pursuant to the preceding sentence any Units for which the redeeming Unit holder is entitled to receive, and has duly elected to receive, a distribution in-kind. The Trustee (or the FTPS Unit Servicing Agent in the case of FTPS Units) shall pay to the Unit holder the net proceeds of any such sale on the day on which such Unit holder would otherwise be entitled to receive payment of the Redemption Value hereunder.

      With respect to Trusts which have elected to qualify as regulated investment companies, the Depositor shall maintain with the Trustee a current list of Securities designated to be sold for the purpose of funding the Capital Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under the Indenture. In connection therewith, the Depositor may specify in the Trust Agreement the minimum principal amounts of any Securities to be sold at any one time. If the Depositor shall for any reason fail to maintain such a list, the Trustee may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of Securities from such list representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unit holders required to be paid under the Indenture. Any balance remaining after such disbursements shall remain credited to the Capital Account.

      With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), for the purpose of funding the Capital Account for payment of the Redemption Value with respect to each tender of a Unit or Units for redemption, the Depositor may direct the Trustee to sell and, in the absence of contrary direction from the Depositor, the Trustee may sell, the pro rata amount of each Security allocable to the tendered Units as soon as reasonably practicable following such tender. In determining such pro rata amount, the Trustee may apply the calendar month aggregation method provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(G)(3)(i). If the proceeds of such pro rata sales are insufficient, the Trustee may (i) sell additional Securities as directed by the Depositor or, in the absence of direction, sell Securities in amounts which are reasonably pro rata as determined by the Trustee or (ii) advance funds required to pay the Redemption Value, provided that the Trustee shall have no obligation to advance funds if the unreimbursed amount advanced to the Trust for this purpose then equals at least $15,000. When directed by the Depositor or determined by the Trustee, but in all events as promptly as reasonably practicable whenever the unreimbursed amount advanced by the Trustee equals or exceeds $15,000, the Trustee shall sell additional Securities in the manner provided in clause (i) of the preceding sentence and shall reimburse itself the amount of the advance, provided that the Trustee's right to reimbursement shall not be affected by any delay in sale or reimbursement. The Trustee's right to reimbursement shall be secured by a lien on the Trust prior to the interest of the Unit holders. The net proceeds of any sale of Securities representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unit holders as otherwise provided in the Indenture. The balance of such net proceeds shall be credited to the Capital Account. The Depositor and the Trustee shall use their reasonable efforts to conduct pro rata sales of Securities qualifying for exception from tax reporting as described in Treas. Reg. Section 1.671-5(c)(2)(iv)(G) and, during the final calendar year of the Trust, qualifying for the exception from tax reporting described in Treas. Reg. Section 1.671-5(c)(2)(iv)(F). Notwithstanding the foregoing, neither the Trustee nor the Depositor shall be liable to any person in the event sales proceeds for any calendar year exceed the general de minimis test of Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1) (whether or not due to a failure to sell Securities pro rata) or otherwise require reporting under Treas. Reg. Section 1.671-5.

     Section 5.03. Transfer of Units. Subject to Section 2.03(b), the registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee.

      A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid by the Unit holder to the Trustee.

      With respect to Units registered in the name of the Depository Trust Company (or its nominee, Cede & Co.), (a) the Trustee and the Depositor may treat the Depository Trust Company as the absolute owner of such Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to such Units and (b) the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of such Units maintained by the Depository Trust Company (or any participant in the Depository Trust Company), (ii) the delivery to any beneficial owner of such Units (other than the Depository Trust Company) of any report or any notice of redemption, tender or any other matter related to such Units, (iii) the payment or distribution to any beneficial owner of such Units (other than the Depository Trust Company) of any amount payable or other property distributable with respect to such Units, (iv) the failure of the Depository Trust Company (or any participant in the Depository Trust Company) to effect any transfer of Units or (v) any other act or omission of the Depository Trust Company (or any participant in the Depository Trust Company).

     Section 5.04. Rollover of Units. The provisions of this Section 5.04 shall be applicable to a Trust if expressly specified in the Trust Agreement.

      (a) If the Depositor shall offer a subsequent series of the Trusts (the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Unit(s) redeemed in-kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Trustee as agent of such electing Unit holders (in such capacity, the "Distribution Agent") to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by a properly completed redemption request, by its close of business on the Rollover Notification Date. The notice and form of election to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this Section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions.

      All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in-kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Trust Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

      All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided, however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in a New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the Prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

      Upon completion of all sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the Prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

      (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any new Trust Series in the future, and if so, this Section 5.04 concerning the Rollover of Units shall be inoperative.

      (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder.


                                   ARTICLE VI


                                    TRUSTEE

     Section 6.01. General Definition of Trustee's Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unit holders pursuant to the terms of the Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts of such Trust, and the payment of such costs and expenses shall be secured by a lien on such Trust prior to the interest of Unit holders.

      In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

             (a) All moneys deposited with or received by the Trust hereunder related to a Trust shall be held by it without interest in Trust within the meaning of the Investment Company Act of 1940, as part of the Trust Fund or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of the Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

             (b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities, or Units, pursuant to the Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under the Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of the Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

             (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of the Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, the Evaluator or the FTPS Unit Servicing Agent, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the Depositor, the Portfolio Supervisor, the Evaluator or the FTPS Unit Servicing Agent other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor, the Evaluator or the FTPS Unit Servicing Agent;

             (d) The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Trust or Trusts. The Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of the Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts;

             (e) (1) Subject to the provisions of subparagraph (2) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under the Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the Trust as set forth in section 6.04 hereof.

                  (2) To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor satisfactory to the Trustee or "no-action" letters or exemptive orders issued by the Securities and Exchange Commission or its staff, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (1) of this paragraph
            (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) or an Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940 (17 C.F.R. Section 270.17f-7) the Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

                   (A) The Trustee shall indemnify the Trust and hold the Trust harmless from and against loss of Trust assets resulting from the failure of an Eligible Foreign Custodian to perform in accordance with the applicable foreign custody contract.

                   (B) The Trustee shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

                   (C) The Trustee shall perform all duties assigned to the
            Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 C.F.R. Section 270.17f-5), as now in effect or as such rule may be amended in the future ("Rule 17f-5" - capitalized terms used in this Section 6.01(e)(2) and not otherwise defined in the Indenture have the meaning ascribed thereto in such Rule). The Trustee shall not delegate such duties.

                   (D) The Trustee shall (i) provide the Depositor with an
            analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties. The Depositor shall instruct the Trustee to take such action as the Depositor deems appropriate in response to a notification by the Trustee provided pursuant to (ii) in the preceding sentence.

                   (E) The Depositor shall cause the Trust's Prospectus to
            contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by Forms N-1A and N-2. Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (D) above. The Depositor shall be solely responsible for such disclosure and the Trustee may conclusively rely upon its adequacy.

                   (F) The Trustee shall maintain and keep current written
            records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unit holders and the Securities and Exchange Commission at the Trustee's corporate trust office during its usual business hours.

             (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of the Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Trusts or, to the extent funds are not available in such Account, from the Capital Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate the Indenture and the Trust created hereby and liquidate the Trust's portfolio in the manner provided in Section 8.02;

             (g) If, after the end of the initial offering period, (i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section
      5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii) by reason of the Depositor's redemption of Units of a Trust not theretofore sold constituting more than 60% of the number of Units initially authorized, the Trust Fund Evaluation of the Trust is reduced to less than 40% of the aggregate principal amount of Securities

      (and for this purpose, principal amount shall mean the Evaluation of the Securities) deposited in such Trust at the termination of the initial offering period, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate the Indenture and the Trust created hereby and liquidate such Trust, in such manner as the Depositor shall direct;

             (h) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interest of the Unit holders of such Trust;

             (i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed by the Trustee as an expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940;

             (j) The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Indenture;

             (k) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder;

             (l) The Trust may include: (I) a letter or letters of credit meeting the requirements of Section 2.04 for the purchase of Securities or Contract Obligations issued by the Trustee in its individual capacity for the account of the Depositor; or (II) Securities issued by the Trustee, its parent, or affiliates, and the Trustee may otherwise deal with the Depositor and the Trust with the same rights and powers as if it were not the Trustee hereunder;

             (m) The Trustee is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent; and

             (n) The Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an "Affiliated Entity") to act, as broker or dealer to execute transactions, including foreign exchange transactions or the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions, without reduction of the compensation payable to the Trustee for its services as such.

       Section 6.02. Books, Records and Reports.

      (a) General. The Trustee shall keep proper books of record and account of all the transactions of each Trust under the Indenture at its corporate trust office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unit holder, and such books and records of each Trust shall be open to inspection by any Unit holder of such Trust at all reasonable times during the usual business hours. The Trustee shall make such annual or other reports, including tax filings and reportings, as may from time to time be required under any applicable state or federal statute or rule or regulations thereunder. Pursuant to Section 6.01(e)(1), the Trustee is authorized to employ accountants and other agents as it deems necessary for the preparation of such reports and the expense of such accountants and agents shall be reimbursable to the Trustee in accordance with Section 6.04.

      (b) Audit of Trust Accounts. Unless the Depositor determines that such an audit is not required, the accounts of the Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and the Trustee and the reports of such accountants shall be furnished upon request to Unit holders. So long as the Depositor is making a secondary market for Units, the Depositor shall bear the cost of such annual audits to the extent such cost exceeds that amount set forth in the Prospectus for a Trust.

      (c) Costs of Updating of Registration Statement. If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall cause the Prospectus for the Trust to contain such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations. The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in this Section 6.02.

      (d) Tax Reporting for Grantor Trusts. With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Depositor and the Trustee agree that the Trust meets the requirements of Treas. Reg. Section 1.671-5(f)(1)(i), and the Trustee is authorized:

             (i) to report in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f);

            (ii) to report sales proceeds, whenever permitted, as provided in Treas. Reg. Section 1.671-5(f)(1)(iv)(B);

            (iii) to report proceeds of sales and dispositions described in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(ii) as provided in Treas. Reg.
      Section 1.671-5(c)(2)(iv)(D)(4)(i); and

            (iv) to use the measuring date, as defined in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1), in lieu of the start-up date, wherever permitted.

For purposes of Treas. Reg. Section 1.671-5(f)(1)(iv)(A)(2), the date of the last deposit under 2.01(b) prior to the expiration of the initial offering period, as certified to the Trustee by the Depositor, shall be considered the 'start-up date' of the Trust.

     (e) Claims for exemption from, or refund of, withheld foreign taxes. Solely with respect to any Trust with respect to which the accountants engaged for the Trust have advised the Trustee that a refund or exemption with respect to withheld foreign (non-United States) taxes may be claimed on the basis of the domicile of the Trust being determined by the law governing the Indenture or the place of business of the Trustee, the Trustee shall, to the extent that the Trustee may reasonably obtain the information required to be submitted within an appropriate time, file claims for exemptions or refunds with respect to such taxes. The Trustee shall not, and shall have no duty to, file claims for exemptions or refunds with respect to other foreign taxes, including, for avoidance of doubt, any claim based on the domicile of the registered or beneficial owner of Trust Units. The Bank of New York Mellon, or an affiliate, may provide services in connection with a filing for refund or exemption and may receive compensation for such services without reduction of the compensation payable to the Trustee for its services as such.

     Section 6.03. Indenture and List of Securities on File. The Trustee shall keep a certified copy or duplicate original of the Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unit holder, together with a current list of the Securities in each Trust.

     Section 6.04. Compensation. The Trustee shall receive at the times set forth in Section 3.05, as compensation for performing ordinary, normal and recurring services under the Indenture, an amount calculated at the annual compensation rate stated in the Trust Agreement. During the initial offering period, as determined in Section 4.01 of the Indenture, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the initial offering period. In each instance, such annual fee shall be pro rated for any calendar year in which the Trustee provides services described herein during less than the whole of such year. For Trusts no longer in the initial offering period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. The Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Income and Capital Accounts of each Trust at the times set forth in Section 3.05(I) or otherwise specified herein. For avoidance of doubt, the ordinary, normal and recurring services performed by the Trustee and compensated pursuant to this paragraph do not include services as broker or dealer in connection with the execution of the purchase and sale of securities, services in connection with foreign exchange transactions or services as local custodian with respect to assets held in custody outside the United States. In the event the Trustee or any affiliate of the Trustee performs services which are in addition to the Trustee's ordinary, normal and recurring services (including, without limitation, the services specified in the preceding sentence), the Trustee or such affiliate may receive compensation for such services as agreed upon with Depositor (if engaged by the Depositor) or otherwise at standard rates, commissions, markups or concessions, without reduction of the compensation the Trustee is entitled to pursuant to this paragraph.

      The Trustee shall charge the Income and Capital Accounts for any and all expenses and disbursements incurred hereunder, including, but not limited to, legal, tax accounting and reporting and auditing expenses, including, but not limited to, the fees and expenses of attorneys, accountants and other advisors engaged by the Trustee, license fees, if any, expenses incurred in connection with communications to Unit holders, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports or other documents referred to in Section 6.02 or reporting by the Trustee under Section 3.16(a)(5) and Section 3.16(a)(6); provided, however, that the amount of any such charge which has not been finally determined as of any Record Date may be estimated and any necessary adjustments shall be made, provided, further, that if the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Trustee shall have the power to sell Securities in the manner provided in
Section 5.02. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

      The Trustee shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Trustee given by the Depositor from time to time in accordance with the provisions of the Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of the Indenture.

      The Trustee and its affiliates may perform services in any capacity for any exchange traded fund, investment company, investment trust or other entity whose shares are held as an asset of the Trust, and the Trustee shall be entitled to receive the compensation due to it under the Indenture, without reduction, notwithstanding that the Trustee or its affiliate is receiving compensation for services to such exchange traded fund, investment company, investment trust or other entity.

      All monies payable to the Trustee under this Section 6.04 shall be secured by a lien on the Trust prior to the interest of Unit holders.

     Section 6.05. Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

             (a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by the Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor and mailing or delivering a copy of a notice of resignation to all Unit holders then of record, not less than sixty days before the date specified in such instrument when, subject to
      Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed or delivered by the successor trustee, promptly after its acceptance of such appointment, to each Unit holder then of record.

             (b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of the Indenture. Upon the request of such successor trustee, the Depositor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under the Indenture.

             (c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

             (d) Any corporation into which any trustee hereunder maybe merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

             (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof. The Trustee's and each successor Trustee's right to indemnification shall survive its resignation or removal.

     Section 6.06. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times aggregate capital, surplus and undivided profits of not less than $5,000,000.


                                  ARTICLE VII


                             RIGHTS OF UNIT HOLDERS

     Section 7.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, the Unit holder shall be deemed to be a beneficiary of such Trust created by the Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units set forth subject to the terms and conditions of the Indenture.

     Section 7.02. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of the Indenture, the Unit holders shall have the following rights and powers and shall be subject to the following terms and conditions:

             (a) A Unit holder may at any time prior to the Trustee's close of business as of the date on which the Trust is terminated tender his or her Units to the Trustee for redemption, subject to and in accordance with
      Section 5.02;

             (b) The death or incapacity of any Unit holder shall not operate to terminate the Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit holder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder; and

             (c) No Unit holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, a related Trust, or the obligations and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unit holders from time to time as partners or members of an association; nor shall any Unit holder ever be under any liability to any third persons by reason of any action taken by the parties to the Indenture, or any other cause whatsoever.


                                  ARTICLE VIII


                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

     Section 8.01. Amendments. The Indenture may be amended from time to time by the Depositor and Trustee hereto or their respective successors, without the consent of any of the Unit holders: (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unit holders; provided, however, that in no event may any amendment be made which would adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes with respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22). The Indenture may not be amended, however, without the consent of all Unit holders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in Schedule A to the Trust Agreement, or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. The Indenture may not be amended so as to reduce the interest in the Trust represented by Units without the consent of all affected Unit holders.

      It shall not be necessary for the consent of Unit holders under this
Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereby by Unit holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 8.02. Termination. The Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of 100% of the Unit holders of the respective Trust; provided that in no event shall any Trust continue beyond the Mandatory Termination Date. Upon the date of termination the registration books of the Trustee shall be closed.

      In the event of any termination of the Trust prior to the Mandatory Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this
Section 8.02, except that in such event, the distribution to each Unit holder shall be made in cash and shall be such Unit holder's pro rata interest in the balance of the Income and Capital accounts after the deductions herein provided.

      In the event that the Trust shall terminate on the Mandatory Termination Date, the Trustee shall, at least thirty days prior to the Mandatory Termination Date, send a written notice to all Unit holders of record (a "Mandatory Termination Notice"). If (y) such Trust is not a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22) and (z) such Unit holder owns at least the minimum number of Units of such Trust set forth in Part II of the Trust Agreement (unless the Trust Agreement provides that no Unit holder shall be eligible for an in-kind distribution), the Mandatory Termination Notice shall further indicate that such Unit holder may elect to receive an in-kind distribution of such Unit holder's pro rata share of the Securities, to the extent of whole shares. If requested by the Depositor, the Trustee shall further indicate in the Mandatory Termination Notice that such Unit holder may elect (such election, a "New Investment Election") to apply the cash distribution that such Unit holder would otherwise receive upon the termination and liquidation such Trust under this Section 8.02 to purchase units of another unit investment trust then offered by the Depositor for which the Trustee acts as trustee (a "New Unit Investment Trust") on the terms and conditions specified in the Mandatory Termination Notice. The Depositor shall determine and provide to the Trustee the terms and conditions of the New Investment Election and shall be solely responsible for those terms and conditions. The Trustee will honor duly executed requests for in-kind distributions and New Investment Elections received by the close of business ten Business Days prior to the Mandatory Termination Date. Unit holders who do not effectively request an in-kind distribution or effectively make a New Investment Election shall receive their distribution upon termination in cash. In applying the cash distribution otherwise payable to a Unit holder pursuant to such Unit holder's New Investment Election, the Trustee is acting solely as a disbursing agent for such Unit holder in connection with such Unit holder's purchase of units of a New Unit Investment Trust from the Depositor, and the Trustee is not acting as, and shall not be deemed to be acting as, a broker in connection with such transactions. The Trustee shall have no responsibility for any loss or depreciation resulting from any New Investment Election made in accordance with this paragraph, or for any failure by the Depositor to (i) request that the Trustee make the New Investment Election available or (ii) offer units of a New Unit Investment Trust for purchase under the New Investment Election. Each Unit holder making a request for in-kind distribution or making a New Investment Election shall indemnify the Trustee and the Sponsor for, and hold them harmless against, any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' fees and costs), judgments, fines, settlements, demands, actions, or suits related to or arising from any act or omission of the Trustee or Sponsor taken pursuant to this Section 8.02 related to such Unit holder's in-kind distribution or New Investment Election. The provisions of the preceding sentence shall survive the termination of the Trust.

      On the Mandatory Termination Date the Indenture and each Trust created hereby shall terminate. In connection with such termination, the Trustee shall segregate such number of shares of Securities as shall be necessary to satisfy distributions to Unit holders electing in-kind distributions.

      Commencing no earlier than the Business Day following that date on which Unit holders must submit to the Trustee notice of their request to receive an in-kind distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Trustee, in its sole discretion, shall determine. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor's direction or, in the absence of such direction, in the exercise of the discretion granted by this
Section 8.02. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the Capital Account.

      On the first Business Day following receipt of all proceeds of sale of the Securities, the Trustee shall:

             (a) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

             (b) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor, the FTPS Unit Servicing Agent, the Depositor and counsel in connection with such Trust, if any;

             (c) deduct from the Income Account of such Trust or the Capital Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under the Indenture in connection with such Trust;

             (d) make final distributions from the Trust, as follows:

                   (i) to each Unit holder requesting an in-kind distribution
            (y) such Unit holder's pro rata portion of each of the Securities segregated for distribution in-kind, in whole shares, and (z) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (2) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Capital Accounts less deduction of the fees and expenses specified in this Section 8.02 and less deduction of the Trustee's cost of registration and delivery of such Unit holder's Securities;

                  (ii) to each Unit holder receiving a distribution in cash, such holder's pro rata share of the cash balances of the Income and Capital Accounts, provided, that if such holder made an effective New Investment Election, the Trustee shall, as disbursing agent for such holder, apply such distribution in accordance with the terms and conditions of such New Investment Election;

                  (iii) on the conditions set forth in Section 3.04 hereof, to all Unit holders, their pro rata share of the balance of the Reserve Account.

      To the extent possible, in-kind distributions of Securities shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company; and

             (e) together with such distribution to each Unit holder as provided for in (d), furnish to each such Unit holder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

      The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, without interest until disposed of in accordance with the terms of the Indenture.


      Funds held or received by the Trust subsequent to the termination distribution described above (including, but not limited to, residual funds remaining after payment of expenses estimated in the calculation of such termination distribution and amounts received by the Trust subsequent to termination) shall be distributed to Unit holders within a reasonable time following the final determination of such expenses or receipt of the funds, as applicable, less reimbursement to the Trustee of the cost of such distribution, provided, however, that if, because of the smallness of the amount or otherwise, the Trustee determines that the funds cannot effectively be distributed, the funds shall be escheated by the Trustee in accordance with applicable law. The Trustee shall not be liable to any Unit holder or other person for any such determination made in good faith.


     Section 8.03. Construction. The Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unit holders and the interpretation of the provisions hereof.

     Section 8.04. Registration of Units. The Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust Fund created hereunder, and the Trustee shall incur no liability or be under any obligation or expenses in connection therewith.

     Section 8.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

      Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the Unit Investment Trust Offices of the Trustee, 101 Barclay St., Fl. 20W, New York, New York 10286, or to such other address as shall be specified by the Trustee to the other parties hereto in writing.

      Any notice, demand, direction or instruction to be given to the Evaluator hereunder shall be in writing and shall be duly given if mailed or delivered to the Evaluator at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.

      Any notice, demand, direction or instruction to be given to the Portfolio Supervisor shall be in writing and shall be duly given if mailed or delivered to the Portfolio Supervisor at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Portfolio Supervisor to the other parties hereto in writing.

      Any notice, demand, direction or instruction to be given to the FTPS Unit Servicing Agent shall be in writing and shall be duly given if mailed or delivered to the FTPS Unit Servicing Agent at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187 or at such other address as shall be specified by the FTPS Unit Servicing Agent to the other parties hereto in writing.

      Any notice to be given to the Unit holders shall be duly given if mailed by first class mail with postage prepaid or delivered to each Unit holder at the address of such holder appearing on the registration books of the Trustee.

     Section 8.06. Severability. If any one or more of the covenants, agreements, provisions or terms of the Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Indenture and shall in no way affect the validity or enforceability of the other provisions of the Indenture or the rights of the Unit holders.

     Section 8.07. Dissolution of Depositor Not to Terminate. The dissolution of the Depositor for any cause whatsoever shall not operate to terminate the Indenture or any Trust insofar as the duties and obligations of the Trustee are concerned.

      IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York Mellon, First Trust Advisors L.P. and FTP Services LLC have each caused these Standard Terms and Conditions of Trust to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                         FIRST TRUST PORTFOLIOS L.P., Depositor



                                         By /s/        Elizabeth H. Bull
                                            ------------------------------------
                                                     Senior Vice President


                                         THE BANK OF NEW YORK MELLON, Trustee



                                         By /s/      Rosalia A. Koopman
                                            ------------------------------------
                                                     Managing Director
[SEAL]

ATTEST:

/s/     Joan A. Currie
---------------------------
      Managing Director


                                         FIRST TRUST ADVISORS L.P., Evaluator



                                         By /s/        Elizabeth H. Bull
                                            ------------------------------------
                                                     Senior Vice President


                                         FIRST TRUST ADVISORS L.P., Portfolio
                                              Supervisor



                                         By /s/        Elizabeth H. Bull
                                            ------------------------------------
                                                     Senior Vice President


                                         FTP SERVICES LLC, FTPS Unit Servicing
                                              Agent



                                         By /s/        Elizabeth H. Bull
                                            ------------------------------------
                                                     Senior Vice President

STATE OF ILLINOIS             )
                              )  SS
COUNTY OF DUPAGE              )

      I, Fay E. Mack, a Notary Public in and for the said County and State aforesaid, do hereby certify that Elizabeth H. Bull, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of First Trust Portfolios L.P., a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said First Trust Portfolios L.P., for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal on September 12, 2013.

                                            /s/           Fay E. Mack
                                            ------------------------------------
                                                         Notary Public
[SEAL]

My commission expires:  09/26/2016



STATE OF NEW YORK             )
                              )  SS
COUNTY OF NEW YORK            )

      On the 30th day of October in the year 2013, before me, the undersigned, personally appeared Rosalia A. Koopman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            /s/           Onnie Pang
                                            ------------------------------------
                                                         Notary Public
[SEAL]

My commission expires:  09/19/2015

STATE OF ILLINOIS             )
                              )  SS
COUNTY OF DUPAGE              )

      I, Fay E. Mack, a Notary Public in and for said County and State aforesaid, do hereby certify that Elizabeth H. Bull, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of First Trust Advisors L.P., a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said First Trust Advisors L.P. for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal on September 12, 2013.

                                            /s/           Fay E. Mack
                                            ------------------------------------
                                                         Notary Public
[SEAL]

My commission expires:   09/26/2016



STATE OF ILLINOIS             )
                              )  SS
COUNTY OF DUPAGE              )

      I, Fay E. Mack, a Notary Public in and for said County and State aforesaid, do hereby certify that Elizabeth H. Bull, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of FTP Services LLC, a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said FTP Services LLC for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal on September 12, 2013.

                                            /s/           Fay E. Mack
                                            ------------------------------------
                                                         Notary Public
[SEAL]

My commission expires:   09/26/2016